SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 20, 1998

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                          AMERICAN BANKNOTE CORPORATION
             (Exact name of registrant as specified in its charter)




            DELAWARE                       1-3410                 13-0460520
(State or other jurisdiction of   (Commission file number)     (I.R.S. employer
 incorporation or organization)                              identification no.)





      200 PARK AVENUE, NEW YORK, NEW YORK                         10166-4999
    (Address of principal executive offices)                      (Zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 557-9100

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


             On July 20, 1998, American Bank Note Holographics, Inc. ("ABNH"), until then a wholly owned subsidiary of American Banknote Corporation ("ABN"), consummated the initial public offering (the "Offering") of 13,636,000 shares of ABNH common stock (the "ABNH Common Stock") at a price to the public of $8.50 per share. All of such shares of ABNH Common Stock were offered and sold to the public by ABN, which received net proceeds from such sale of approximately $107 million. Upon consummation of the Offering, ABNH became a public company, listed on the New York Stock Exchange, and ABN no longer owns any ABNH Common Stock.

             The ABNH  Common  Stock  was  offered  and sold to the  public in a registered public offering underwritten by underwriters represented by NationsBanc Montgomery Securities LLC, Lazard Freres & Co. LLC, Raymond James & Associated, Inc. and Smith Barney Inc. The initial public offering price was determined by negotiations among ABN, ABNH and such representatives.

             ABN anticipates applying substantially all of the net proceeds to ABN from the sale of ABNH Common Stock in the Offering to repay indebtedness on ABN's 10-3/8% Senior Notes due 2002 and for general corporate purposes.

             On July 14, 1998, the date of pricing of the Offering, ABNH issued the press release attached hereto as Exhibit 1.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS.

(b) Pro Forma Financial Information.

             The pro forma financial information contemplated by this item, reflecting consummation of the Offering, is not included in this initial report on Form 8-K. Such information will be filed by amendment within 60 days after the date hereof.


(c) Exhibits

            99.1. Press Release issued by ABNH on July 14, 1998.


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                                    SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, American Banknote Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  AMERICAN BANKNOTE CORPORATION


Date:          August 3, 1998                     By: /s/ HARVEY J.  KESNER
                                                      ------------------------
                                                  Harvey J. Kesner
                                                  Executive Vice President